EXHIBIT 99.2

                                                    SILVERSTREAM SOFTWARE, INC.
                                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                                           (in thousands)





                                                            MARCH 31,    DECEMBER 31,
                                                             2002           2001
                                                          -----------    ------------
                                                          (Unaudited)      (Audited)
                             ASSETS

Current assets:
  Cash and cash equivalents .........................      $ 111,235       $  87,932
  Marketable securities .............................          7,016          45,790
  Accounts receivable; net of allowances of $1,881
    at March 31, 2002 and $2,038 at December 31, 2001         10,231           9,513
  Other receivables .................................            665             454
  Prepaid expenses ..................................          2,884           2,296
                                                           ---------       ---------
     Total current assets ...........................        132,031         145,985

Furniture, equipment and leasehold improvements, net           9,252          10,525
Intangibles, net ....................................         43,770          42,755
                                                           ---------       ---------
     Total assets ...................................      $ 185,053       $ 199,265
                                                           =========       =========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ..................................      $   7,470       $   4,106
  Accrued expenses ..................................          7,784          11,111
  Deferred revenue ..................................          5,414           5,737
  Current portion of long-term debt and obligations
    under capital leases ............................            146             208
                                                           ---------       ---------
     Total current liabilities ......................         20,814          21,162

Stockholders' equity:
  Common stock ......................................             22              22
  Additional paid-in capital ........................        374,845         374,543
  Deferred compensation .............................         (7,427)         (8,200)
  Accumulated deficit ...............................       (202,201)       (187,710)
  Other accumulated comprehensive loss ..............           (969)           (521)
  Notes receivable from stockholders ................            (31)            (31)
                                                           ---------       ---------
     Total stockholders' equity .....................        164,239         178,103
                                                           ---------       ---------

     Total liabilities and stockholders' equity .....      $ 185,053       $ 199,265
                                                           =========       =========



The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                    SILVERSTREAM SOFTWARE, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (in thousands, except per share data)
                                                            (Unaudited)




                                                                 THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              -----------------------
                                                                2002           2001
                                                              --------       --------
Revenue:
  Software license .....................................      $  6,110       $  9,616
  Services .............................................         4,042         13,333
                                                              --------       --------
          Total revenue ................................        10,152         22,949

Cost of revenue:
  Software license .....................................           107            142
  Services (excluding compensation charges of $280
     in the three months ended March 31, 2002 and 2001,
     respectively) .....................................         5,154         15,698
                                                              --------       --------
          Total cost of revenue ........................         5,261         15,840
                                                              --------       --------

Gross profit ...........................................         4,891          7,109
Operating expenses:
  Sales and marketing (excluding compensation
    charges $37 in the three months ended
    March 31, 2002 and 2001, respectively) .............         8,932         13,902
  Research and development (excluding compensation
    charges of $446 in the three months ended March 31,          4,799          4,945
    2002 and 2001, respectively)
  General and administrative (excluding compensation
    charges $10 in the three months ended March 31, 2002         2,895          4,306
    and 2001, respectively)
  Compensation charge for issuance of stock options ....           773            773
  Special  charges .....................................         2,437             --
  Amortization of goodwill .............................            --          4,731
                                                              --------       --------
          Total operating expenses .....................        19,836         28,657
                                                              --------       --------

Loss from operations ...................................       (14,945)       (21,548)

Other income, net ......................................           454          2,532
                                                              --------       --------

Net loss ...............................................      $(14,491)      $(19,016)
                                                              ========       ========

Basic and diluted net loss per share ...................      $  (0.65)      $  (0.89)
                                                              ========       ========

Weighted-average common shares used in computing basic
  and diluted net loss per share .......................        22,375         21,309
                                                              ========       ========



The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                    SILVERSTREAM SOFTWARE, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (in thousands)
                                                            (Unaudited)




                                                              THREE MONTHS ENDED
                                                                    MARCH 31,
                                                           -------------------------
                                                             2002            2001
                                                           ---------       --------
OPERATING ACTIVITIES

Net loss ............................................      $ (14,491)      $(19,016)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization .....................          1,306          5,804
  Provision for allowances on accounts receivable ...           (157)           556

  Compensation charge for issuance of stock options .            773            773

  Non-cash special charges ..........................             74             --

  Changes in operating assets and liabilities:

    Accounts receivable .............................           (561)        (1,742)
    Other receivables ...............................           (211)          (813)
    Prepaid expenses ................................           (588)          (720)
    Other assets ....................................             --              9
    Accounts payable and accrued expenses ...........             37         (3,004)
    Deferred revenue ................................           (323)           199
                                                           ---------       --------
Net cash used in operating activities ...............        (14,141)       (17,954)
                                                           ---------       --------

INVESTING ACTIVITIES

Purchase of businesses, net of cash acquired ........         (1,015)        (4,015)
Purchase of furniture and equipment .................           (107)        (1,632)
Sale of available-for-sale securities ...............         38,774         21,635
                                                           ---------       --------
Net cash provided by investing activities ...........         37,652         15,988
                                                           ---------       --------

FINANCING ACTIVITIES

Net proceeds from issuance of common stock ..........            302            980
Repayment of long-term debt .........................            (62)          (113)
                                                           ---------       --------
Net cash provided by financing activities ...........            240            867
                                                           ---------       --------

Effects of exchange rate on cash and cash equivalents           (448)           (56)

Net increase (decrease) in cash and cash equivalents          23,303         (1,155)

Cash and cash equivalents at beginning of period ....         87,932         86,481
                                                           ---------       --------
Cash and cash equivalents at end of period ..........      $ 111,235       $ 85,326
                                                           =========       ========



The accompanying notes are an integral part of these condensed consolidated financial statements.

                           SILVERSTREAM SOFTWARE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

The unaudited condensed consolidated financial statements include the accounts of SilverStream Software, Inc. and its subsidiaries located in North America, Europe and Asia, all of which are directly or indirectly owned except for SilverStream Software GmbH, which, pursuant to the requirements of Swiss law, has issued 1,000 shares out of the 20,000 shares issued and outstanding to a Swiss attorney in trust for the benefit of SilverStream Software, Inc. All intercompany accounts and transactions have been eliminated in consolidation. SilverStream Software, Inc. and its subsidiaries are collectively referred to as the "Company" or "SilverStream."

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and accordingly, they do not include all financial information and disclosures required for complete financial statements pursuant to accounting principles generally accepted in the United States. In the opinion of management, these financial statements include all adjustments necessary for a fair presentation of the results of operations for the interim periods reported and of the financial condition of the Company as of the date of the interim balance sheet. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

SilverStream provides software products and services that enable organizations to more effectively conduct business using the Web. By providing software products and services for building, deploying and managing Web-based applications, SilverStream allows companies to deliver applications that have the breadth, depth and richness customers and trading partners expect. The Company's software products and services leverage the power of standards such as Java and XML to unify relevant information and services for its customers, partners and employees while enabling businesses to leverage prior technology investments.

                               EARNINGS PER SHARE

The Company computes earnings per share in accordance with Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings per Share." SFAS 128 requires calculation and presentation of basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of common shares outstanding and excludes any dilutive effects of warrants, stock options, common stock subject to repurchase or other types of securities. Diluted earnings per share is calculated based on the weighted average number of common shares outstanding and the dilutive effect of warrants, stock options, and related securities calculated using the treasury stock method. Dilutive securities are excluded from the diluted earnings per share calculation if their effect is anti-dilutive.

The following table sets forth the computation of basic and diluted loss per share:



                                          THREE MONTHS ENDED
                                               MARCH 31,
                                       -----------------------
                                         2002           2001
                                       --------       --------

Numerator:

    Net Loss ....................      $(14,491)      $(19,016)
                                       ========       ========

Denominator:
  Weighted average common
    shares outstanding ..........        22,398         21,375
  Weighted average common
    shares subject to repurchase            (23)           (66)
                                       --------       --------
Denominator for basic and
  diluted loss per share ........        22,375         21,309
                                       ========       ========
  Basic and diluted net
    loss per share ..............      $  (0.65)      $  (0.89)
                                       ========       ========



The Company has excluded all outstanding stock options and shares subject to repurchase by the Company from the calculation of loss per share because all such securities are anti-dilutive for all periods presented. Shares subject to repurchase by the Company will be included in the computation of earnings per share when the Company's option to repurchase these shares expires.

                               COMPREHENSIVE LOSS

Total comprehensive loss was $14.9 million for the three months ended March 31, 2002 compared with $19.1 million for the three months ended March 31, 2001. Accumulated other comprehensive loss consisted of adjustments for foreign currency translation losses in the amount of $448,000 for the three months ended March 31, 2002 compared with $56,000 for the three months ended March 31, 2001.

                                 SPECIAL CHARGES

During the first quarter of 2002, the Company recorded a special charge of $2.4 million in connection with the restructuring of its operations; specifically, $1.7 million related to a workforce reduction of approximately 115 employees, $626,000 related to office closures (of which $130,000 represented costs in connection with exiting leased office space in Australia and Europe, such as costs to refit such space for sublease tenants and real estate broker fees for the identification of sublease tenants) net of estimated sublease income and $74,000 related to the write-down of assets which became impaired as a result of the restructuring.

During the second and third quarters of 2001, the Company recorded aggregate special charges of $11.8 million. Of these charges, approximately $9.7 million related to the restructuring of the Company's operations; specifically, $3.6 million related to a workforce reduction of approximately 255 employees (primarily consulting employees), $4.9 million related to office closures (of which $687,000 represented costs in connection with exiting leased office space in the United States and Europe, such as costs to refit such space for sublease tenants and real estate broker fees for the identification of sublease tenants) net of estimated sublease income and $1.2 million related to the write-down of assets which became impaired as a result of the restructurings. In addition, the Company wrote-off a $2.1 million equity investment which the Company considered to be permanently impaired.



                                             OFFICE
                                           CLOSURES AND
                                           COSTS TO EXIT
                             TERMINATION   LEASED OFFICE      ASSET
                               BENEFITS       SPACE         WRITE-DOWNS     TOTAL
                             -----------   -------------    -----------    --------
2002 charge .............      $ 1,792       $   571         $    74       $  2,437
2001 charges ............      $ 3,577       $ 4,867         $ 3,326       $ 11,770
Cash expenditures .......       (4,374)       (1,089)             --         (5,463)
Non cash charges ........           --            --          (3,400)        (3,400)
Change in estimate ......           --        (1,112)             --         (1,112)
                               -------       -------         -------       --------
Balance at March 31, 2002      $   995       $ 3,237         $    --       $  4,232
                               -------       -------         -------       --------



Future cash outlays for termination benefits are anticipated to be completed by the second quarter of fiscal 2002, while future cash outlays for office closures will continue through June 2006.

During the fourth quarter of 2001, the Company determined that the costs to close certain non-profitable offices would be lower than original estimates, resulting in a change in estimate of $1.1 million.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In the first quarter of 2001, the Company adopted SFAS No. 133, "Accounting for Derivatives and Hedging Activities" as amended by SFAS No. 137 and SFAS No. 138, which establishes accounting and reporting standards for derivative instruments, including derivative instruments imbedded in other contracts (collectively referred to as derivatives), and for hedging activities. The adoption of SFAS No. 133 did not have a material impact on the Company's financial position or results of operations.

In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations, except for qualifying business combinations, and further clarifies the criteria to recognize intangible assets separately from goodwill. SFAS No. 142 eliminates the amortization of goodwill and indefinite lived intangible assets and requires periodic review for impairment. The adoption of SFAS No. 141 in July of 2001 and SFAS No. 142 in January of 2002 did not have a material impact on the Company's financial position or results of operations.

The following table sets forth a reconciliation of reported net loss to adjusted net loss:



                                          THREE MONTHS ENDED
                                              MARCH 31,
                                       -----------------------
                                         2002           2001
                                       --------       --------
Reported net loss ...............      $(14,491)      $(19,016)
Add back: goodwill amortization .            --          4,731
                                       --------       --------
Adjusted net loss ...............      $(14,491)      $(14,285)
                                       ========       ========



The following table sets forth a reconciliation of reported net loss per share to adjusted net loss per share:



                                        THREE MONTHS ENDED
                                             MARCH 31,
                                       --------------------
                                         2002        2001
                                       --------    --------
Reported net loss per share .....      $  (0.65)   $  (0.89)
Add back: goodwill amortization .         --           0.22
                                       --------    --------
Adjusted net loss per share .....      $  (0.67)   $  (0.65)
                                       ========    ========



The change in the carrying amount of goodwill during the first quarter of 2002 is as follows:



                                    GOODWILL
                                      --------
Balance at December 31, 2001 .....    $42,755
Contingent consideration paid to
owner's of acquired businesses ...      1,015
                                      -------
Balance at March 31, 2002 ........    $43,770
                                      =======



In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" and provides a single accounting model for long-lived assets to be disposed of. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position or results of operations.